EXHIBIT 5

                                BAKER & DANIELS
                     300 North Meridian Street, Suite 2700
                       Indianapolis, Indiana  46204-1782
                                (317) 237-0300
                              FAX (317) 237-1000
                             www.bakerdaniels.com


November 1, 1999


American General Finance Corporation
601 N.W. Second Street
Evansville, Indiana  47708

            Re:   Medium-Term Notes, Series F,
                  DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

Ladies and Gentlemen:

            We have acted as counsel for American General Finance Corporation, an Indiana corporation (the "Company"), in connection with the issuance and sale by the Company of up to $3,000,000,000 aggregate principal amount of the Company's Medium-Term Notes, Series F, due nine months or more from date of issue (the "Notes"), including the preparation of:

            (a) The Company's Registration Statement on Form S-3, Registration No. 333-83449 (the "Registration Statement"), and the Prospectus constituting a part thereof, dated August 13, 1999, relating to the issuance from time to time of up to $3,000,000,000 aggregate principal amount of debt securities of the Company pursuant to Rule 415 promulgated under the Securities Act of 1933 (the "1933 Act");

            (b) The Prospectus Supplement, dated November 1, 1999, to the above-mentioned Prospectus relating to the Notes and filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424 promulgated under the 1933 Act (the Prospectus dated August 13, 1999, and the Prospectus Supplement dated November 1, 1999, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, being hereinafter collectively referred to as the "Prospectus"); and

            (c) The Indenture, dated as of May 1, 1999, between the Company and Citibank, N.A., as trustee, pursuant to which the Notes are to be issued (the "Indenture").
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            For purposes of this opinion, we have examined originals or copies, identified to our satisfaction, of such documents, corporate records, instruments and other relevant materials as we deemed advisable, and have made such examination of statutes and decisions and reviewed such questions of law as we have considered necessary or appropriate. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such copies. As to facts material to this opinion, we have relied upon certificates, statements or representations of public officials, of officers and representatives of the Company and of others, without any independent verification thereof.

            The laws covered by the opinions expressed herein are limited to the laws of the State of Indiana and, with respect to the opinions expressed in paragraph 2 below, the laws of the State of New York.

            On the basis of and subject to the foregoing, we are of the opinion that:

            1. The Company is existing as a corporation under the laws of the State of Indiana.

            2. The Notes have been duly authorized by all necessary action by the Board of Directors, and by the Terms and Pricing Committee of the Board of Directors, of the Company and, when the variable terms of the Notes have been established by any two of the authorized officers to whom such authority has been delegated and the Notes have been executed and authenticated as specified in the Indenture and delivered against payment of the consideration therefor, the Notes will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles.

            We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Opinions" in the Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules or regulations of the Commission thereunder.

                                    Yours very truly,

                                    /s/ BAKER & DANIELS